Exhibit 4.1

Origin Agritech Limited

WARRANT FOR THE PURCHASE OF ORDINARY SHARES OF

Origin Agritech Limited

Warrant to Purchase 1,000,000 Ordinary Shares

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

FOR VALUE RECEIVED, Origin Agritech Limited, a business company incorporated under the laws of British Virgin Islands (the “Company”), hereby certifies that Comane International Group Ltd., a company incorporated under the laws of the British Virgin Islands, its successor or permitted assigns (the “Holder”), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times and subject to the conditions specified herein, 1,000,000 fully paid and non-assessable shares of common stock of the Company, par value nil per share (the “Ordinary Shares”), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of Ordinary Shares to be received upon the exercise of this Warrant and the price to be paid for an Ordinary Share are subject to adjustment from time to time as hereinafter set forth.

Definitions. 1) The following terms, as used herein, have the following meanings:

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by Law to be closed in the city of Beijing, Hong Kong or New York.

“Closing Date” shall have the meaning ascribed to this term in the Share Subscription Agreement.

“Excluded Securities” means Ordinary Shares issued or issuable (i) pursuant to Promissory Note, Equity Purchase Agreement or any similar equity incentive plans of the Company that is approved by the Board, (ii) pursuant to an underwritten public offering and (iii) as consideration for or to fund the acquisition of any company, business or asset.

“Exercise Price” means US$6.47 per Warrant Share, as the same may be adjusted from time to time as provided in this Warrant.

“Expiration Time” means 5:00 p.m. New York City on the fifth anniversary of the date hereof or, if such day is not a Business Day, then until 5:00 p.m. New York City time on the next succeeding day that is a Business Day.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

“Principal Holder” means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any permitted transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent permitted transfer to designate a successor Principal Holder in the manner and circumstances described in the preceding sentence.

“Share Subscription Agreement” means the Share Subscription Agreement dated as of October 16, 2018 between the Company and Long Han Investment Management Co., Ltd. (隆瀚投资管理有限公司), as the same may be amended from time to time.

“Warrant Shares” means the Ordinary Shares deliverable upon exercise of the Warrant, as the same may be adjusted from time to time as provided in this Warrant.

Capitalized terms used but not defined in this Warrant shall have the meanings assigned to such terms in the Share Subscription Agreement.

Exercise of Warrant.

The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, commencing on the Closing Date and until the Expiration Time. To exercise this Warrant, the Holder shall deliver to the Company a) an executed Warrant Exercise Subscription Form substantially in the form annexed to this Warrant and b) this Warrant. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

The Exercise Price shall be paid by wire transfer of immediately available funds to an account designated by the Company. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares; provided that the Company shall not be required to pay any taxes that may be payable in respect of any transfer involved in the issuance and delivery of the Warrant Shares in a name other than that of the Holder.

If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company as promptly as reasonably practicable. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to paragraph 0 hereof as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same as promptly as reasonably practicable.

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant appropriate evidence of ownership of the Ordinary Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or its transferee pursuant to paragraph 0 as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same.

Restrictive Legend. Certificates representing Ordinary Shares issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant to the extent that and for so long as such legend is required pursuant to applicable securities laws.

Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued Ordinary Shares or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, in each case except restrictions on transfer contemplated by paragraph 0 and to the extent created by the Holder.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and the Holder may not exercise this Warrant to purchase fractional shares.

Exchange, Transfer or Assignment of Warrant.

Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

Subject to compliance with applicable securities laws, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, as promptly as practicable and without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such Warrant Assignment Form and, if the Holder’s entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:

Origin Agritech Limited

No. 21 Sheng Ming Yuan Road

Changping District

Beijing 102206, China

Attention: Lynsie Mengni Wang

Facsimile: +86 10 5890 7577

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

2201 China World Office 2

1 Jian Guo Men Wai Avenue

Chao Yang District

Beijing 10004, China

Attention: Howard Zhang, Esq.

Facsimile: +86 10 8567 5102

If to the Holder:

Comane International Group Ltd.
2 Pacific Square
Suite 1016
Central
Hong Kong
Attention: Bin Wu

Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, demand or delivery shall be deemed not to have been received until the next succeeding Business Day.

Rights of the Holder. Prior to any exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of law principles thereof.

Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of January 4, 2019.

ORIGIN AGRITECH LIMITED

By:
Name:
Title:

Acknowledged and Agreed:

COMANE INTERNATIONAL GROUP LTD

By:
Name:
Title:

WARRANT EXERCISE SUBSCRIPTION FORM

To: Origin Agritech Limited

The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the “Warrant Shares”) of common stock, par value nil per share, of Origin Agritech Limited (the “Company”) at US$6.47 per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $___________, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Warrant Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date: January 4, 2019

(Signature of Owner)

(Street Address)

(City) (Country) (Zip Code)

Securities and/or check to be issued to:_________________________________

Please insert social security or identifying number:_________________________

Name:___________________________________________________________

Street Address:____________________________________________________

City, Country and Zip Code:__________________________________________

Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:_________________________

Name:___________________________________________________________

Street Address:____________________________________________________

City, Country and Zip Code:__________________________________________

WARRANT ASSIGNMENT FORM

Dated ________________, _____

FOR VALUE RECEIVED, _______________________ hereby sells,

assigns and transfers unto_____________________________ (the “Assignee”),

(please type or print in block letters)

__________________________________________________________________

(insert address)

its right to purchase up to _________ Ordinary Shares represented by this Warrant and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Signature:___________________________